POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned director of AID ASSOCIATION FOR LUTHERANS, a fraternal benefit society organized under the laws of the state of Wisconsin (the “Society”), the Depositor of AAL Variable Annuity Accounts I and II and the AAL Variable Life Account I does hereby make, constitute and appoint John O. Gilbert, Woodrow E. Eno, Robert G. Same and Frederick D. Kelsven and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director of such Society to any Registration Statement or Registration Statements, or other applicable forms relating to variable products, and all amendments including post-effective amendments, thereto, to be filed by such Society with the Securities and Exchange Commission including any state insurance commission, if applicable, of shares of such Society, and to file the same, with all exhibits thereto and other supporting or related documents, with such commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

/s/Karen P. Goebel
Karen P. Goebel
Director
AID ASSOCIATION FOR LUTHERANS